Exhibit 10.2

Memorandum of Understandings

This memorandum of understandings (the “MOU”) is made on the 5th day of February, 2016 (the “Effective Date”) by and between Eviation Ltd., a company in the process of incorporation (the “Company”), with offices at Qadima 60920, Israel and Laminar Research, having its’ primary place of residence in the state of South Carolina, USA, with offices at 5001 Radcliffe Rd (referred to as “LR”). The Company and LR shall be each referred to as a “Party” and collectively, the “Parties”.

Whereas, the Company wishes to retain LR, as a non-exclusive independent contractor, to provide the Services (as defined below) and to develop the Deliverables for the Company relating to the Company’s aircraft and aircraft system (the “Company’s System”), and LR wishes to provide such Services and deliver the Deliverables to the Company, all in accordance with the terms and conditions provided herein; and

Whereas, LR owns or controls certain proprietary software programs as detailed in the SOW (the “X-Plane and Xavion”), which the Parties intend to incorporate (subject to the appropriate customization and modification processes to be performed as part of the Services) into the Company System, and for such purpose the Company wishes to receive the License (as defined below) to X-Plane and Xavion (including modifications and customizations thereof prepared as part of the Services) and LR is willing to grant the Company such License, all in accordance with the terms and conditions provided herein,

Now, Therefore, the Parties hereby represent, warrant, undertake and agree as follows:

STATEMENT OF WORK

STAGE 1:

Austin, directly or through Laminar research LLC, shall design and build a central AI ATC controller that will give the god-view of all aircraft, real or virtual, participating or represented in the system. The controller will receive and display a stream of location, direction and speed data from all participating aircraft. The controller will be able to receive a flight plan request from an aircraft, through its designed remote cockpit (see below) or directly from a participating aircraft – allocate a 4D flight plan and transmit it back to the aircraft. The controller will be able to detect diversions from approved 4D flight plans, issue updates to all affected aircraft and inform the diverting party. The controller will constantly manage the airspace under its defined jurisdiction based on the rules designed and agreed upon in the development process.

STAGE 2:

Austin, directly or through Laminar research LLC, shall demo this system with X-Plane communicating with the AI ATC.

STAGE 3:

Austin, directly or through Laminar research LLC, shall design and build a remote cockpit system, presenting avionics that reflects a real time presentation of a stream of data from a real or a simulated aircraft. The avionics will include at least the following basic light aircraft avionics; airspeed, altitude, landing gear position, direction, and horizon and will include additional advanced controls and indicators (glass cockpit style moving map etc.), the cockpit shall include indications for battery SOC, motor RPM, Ampere draw, main system voltage and aux voltage. The cockpit view will include a live video feed that could wirelessly receive video from the aircraft connected to it. The remote cockpit will be given the option to remotely fly the aircraft, by manually piloting or AI. The remote cockpit could switch the stream presented and the plane under its control on the fly. The remote cockpit will allow a user to insert a 4D flight plan request, will send it to the AI ATC, central controller, and receive and present AI ATC corrections and confirmations or denials.

STAGE 4:

1.       Flying models – EViation LTD shall implement an auto-piloted flying aircraft able to receive GPS waypoints and velocity, and execute the flight to that waypoint. The model shall constantly transmit full telemetry, location, direction and speed to the remote cockpit. The model will be in either auto mode under a 4D flight plan (has waypoints and times to use) or in manual mode, flown from the remote cockpit.

2.       Auto landing system – EViation shall implement an automated landing system in the aircraft, allowing the aircraft to end its 4D flight plan in a designated approach window and change to an automated landing pattern until safely on the ground.

3.       Communications – EViation LTD shall design and implement all communications channels between the aircraft and the remote cockpit (and the AI ATC if needed), based on a pre-agreed protocol.

4.       Integration – LR Shall work with EViation in Columbia, SC, to integrate the system done in stage 1-3 with real drones.

DELIVERABLES AND PAYMENTS:

As defined in the SOW, LR will deliver Stage-1 and Stage-2 to the Company.

If the company is not satisifed with those stages, it may let LR know of any desired improvements, or terminate this contract by written notice to LR, with no payment due, at its’ sole option.

If and only if the Company is satisifed with those stages, then the Company will deliver $90,000 (US) to LR.

LR shall then deliver to the company all source code of the AI ATC App written for Stage 1.

As well, the company shall then own all IP associated with the AI ATC App written for Stage 1.

As defined in the SOW, LR will deliver Stage-3 to the Company.

If the company is not satisifed with that stage, it may let LR know of any desired improvements, or terminate this contract by written notice to LR, with no further payment due, at its’ sole option.

If the Company is satisifed with that stage, then the Company will deliver $45,000 (US) to LR.

As defined in the SOW, LR will deliver Stage-4 to the Company when the Company shows up to complete stage 4 in Columbia, SC.

If the company is not satisifed with that stage, it may let LR know of any desired improvements, or terminate this contract by written notice to LR, with no further payment due, at its’ sole option.

If the Company is satisifed with that stage, then the Company will deliver $45,000 (US) to LR.

IP CONSIDERATIONS:

Non withstanding the above, ownership of intellectual property created in the process described in the SOW, with regard to Xavion and X-plane, shall remain the sole property of Austin Meyer or Laminar Research LLC, including and not limited to all modifications and development done in the time frame and as a result of work described in the SOW.

The AI ATC, its source code and its concepts of operation shall be owned by the company. All other IP created in integration of the systems, and meant for application with physical aircraft, shall be owned by the company.

LICENSE TO USE:

LR hereby grants and shall grant to the Company and its successors a worldwide, non-exclusive, irrevocable, perpetual, royalty-free, transferable and sub licensable rights and license to 50 modified and customized copies of each of the X-Plane and Xavion (the “License”).

The License does not convey to the Company any ownership interest in either X-Plane or Xavion.

Company may not translate, de-compile or reverse engineer either X-Plane or Xavion.

WARRANTIES:

LR MAKES NO WARRANTY, REPRESENTATION OR PROMISE REGARDING X-PLANE AND XAVION NOT EXPRESSLY SET FORTH IN THIS MOU. LR DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS SPECIFICALLY SET OUT IN THIS MOU, LR DOES NOT WARRANT THAT EITHER X-PLANE OR XAVION WILL SATISFY COMPANY'S REQUIREMENTS OR THAT EITHER X-PLANE OR XAVION ARE WITHOUT ANY DEFECT OR ERROR.

POWER TO ENTER:

LR has full power and authority to enter into this MOU and to carry out his obligations herein contained.

INDEMNIFICATION:

LR and the Company indemnify and hold each other harmless from any liabilities and expenses, including legal fees, associated with any action brought against either party for actual or alleged infringement of any copyright, trade secret, trademark, patent, or other proprietary right of any third party arising from either partie’s use of the Deliverables, X-Plane, and/ or Xavion.

NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL DAMAGES EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME COUNTRIES AND STATES DO NOT ALLOW SUCH LIMITATIONS OF LIABILITY, THE ABOVE LIMITATIONS MAY NOT APPLY.

CONFIDENTIALITY:

No third party is to be exposed to any confidential information disclosed by EViation to Austin under the scope of this project’s work without prior written consent from EViation.

No third party is to be exposed to any confidential information disclosed by Austin to EViation under the scope of this project’s work without prior written consent from Austin.

Confidential information is defined as any information, written, verbal or other, that has been defined by either party as confidential.

RELATIONSHIP:

The relationship of the Parties will be that of independent contractors, and neither this MOU nor the performance hereof shall be construed as creating between the Parties any partnership, joint venture, employment relationship, franchise or agency or any other similar relationship, and neither Party hereto shall be liable for the debts or obligations of the other.

JURISDICTION:

This MOU shall be governed by the laws of the State of New York, USA, without giving effect to its conflict of law principles, and only the courts of New York district, NY, USA shall have an exclusive jurisdiction with respect to any issue arising under or in connection with this MOU.

In Witness Whereof, the Parties hereto have caused this MOU to be duly executed on the Effective Date.

The Company		The Contractor

/s/ Omer Bar-Yohay		/s/ Austin Meyer

Laminar Research

By:	Omer Bar-Yohay	By:	Austin Meyer

Title:	CEO	Title:	President

Date:	05 Feb. 2016	Date:	2-5-2016